UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2026

TON Strategy Company

(Exact Name of Registrant as Specified in Charter)

Nevada	001-38834	90-1118043
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2300 W. Sahara Avenue, Suite 800
Las Vegas, Nevada	89102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 250-2300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	TONX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 18, 2026, TON Strategy Company (the “Company”) received a Letter of Reprimand (the “Reprimand Letter”) from the staff at the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) in connection with the Staff’s Initial Letter (as defined below) regarding the Company’s violation of Nasdaq’s shareholder approval requirements set forth in Nasdaq Listing Rule 5635(c) (the “Rule”). The Reprimand Letter stated that while the Staff determined that there were failures to comply with the Rule, those failures did not appear to have been the result of a deliberate intent to avoid compliance, and as such, the Staff believes that a Reprimand Letter, as opposed to delisting the Company’s securities, is appropriate. The Company’s shares will continue to be listed on Nasdaq and the issuance of the Reprimand Letter closes these matters.

As previously disclosed in the Company’s Form 10-K filed on March 31, 2026, the Company, on March 27, 2026, provided notice to the Staff regarding the Company’s possible violation of Nasdaq Listing Rule 5635(c). This notice related to the Company’s determination that a number of equity awards granted pursuant to the 2019 Stock and Incentive Compensation Plan, as amended (the “2019 Plan”) were inadvertently issued in excess of the amount available under the 2019 Plan (the “Excess Awards”), and such issuance of Excess Awards may have required additional shareholder approval. On March 30, 2026, the Company received a letter (the “Initial Letter”) from the Staff acknowledging the Company’s notice.

The Reprimand Letter stated that the Company failed to comply with the Rule when it issued the Excess Awards since the Excess Awards were issued in excess of the shareholder approved 2019 Plan and therefore the Company was required to obtain shareholder approval under the Rule, which requires prior shareholder approval before such issuance. As stated above, the Staff noted in the Reprimand Letter that while the Staff determined that there were failures to comply with the Rule, those failures did not appear to have been the result of a deliberate intent to avoid compliance, and that, as such, the Staff believes that delisting the Company’s securities is not an appropriate sanction.

The Reprimand Letter states that the Staff further considered, among other things, the fact that the Company had self-reported the violation of Nasdaq’s prior shareholder approval requirement, and, since rectifying was not possible, it obtained subsequent ratification by the Company’s shareholders of sufficient shares to cover prior grants and rescinded recent grants to officers and directors. The Reprimand Letter stated that the Staff believes the Company inadvertently violated the Rules. The Reprimand Letter also noted that the Company has committed to work with Nasdaq in the future to ensure compliance with Nasdaq Listing Rules. Accordingly, the Staff believes it is appropriate to close these matters by issuing the Reprimand Letter in accordance with Listing Rule 5810(c)(4). Following disclosure via this Current Report on Form 8-K, there is no further action required from the Company with regard to this matter. The Company accepts the Staff’s determination and considers the matter closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TON STRATEGY COMPANY

Date: June 23, 2026	By:	/s/ Sarah Olsen
	Name:	Sarah Olsen
	Title:	Chief Financial Officer